Exhibit 99.1

News Release
Investor Contact: Alondra Oteyza, +1.713.439.8822, alondra.oteyza@bakerhughes.com Media Contact: Melanie Kania, +1.713.439.8303, melanie.kania@bakerhughes.com	Baker Hughes Incorporated 17021 Aldine Westfield Houston, Texas 77073 Phone: 713.439.8600 Fax: 713.439.8280 www.bakerhughes.com

Baker Hughes Announces First Quarter Results

•	Revenue of $2.3 billion for the quarter, down 6% sequentially and 15% year-over-year

•	GAAP net loss per share of $0.30 for the quarter includes $0.26 per share of adjusting items

•	Adjusted EBITDA (non-GAAP measure) was $309 million for the quarter, up 16% sequentially

HOUSTON, Texas (April 25, 2017) – Baker Hughes Incorporated (NYSE: BHI) announced today results for the first quarter of 2017.
“Baker Hughes delivered another sequential quarter of improved adjusted operating profit, despite industry headwinds in certain market segments,” said Martin Craighead, Baker Hughes Chairman and Chief Executive Officer.
“In North America we grew our well construction onshore business, particularly drill bits and rotary steerable systems. However, this growth was more than offset by the deconsolidation of the North America onshore pressure pumping business and reduced customer spending in the Gulf of Mexico. Revenue for our upstream chemicals business, which represents approximately one-quarter of our North America revenue, grew in line with production volumes, and is poised for additional growth as production increases.
“While the onshore rig count increase in North America has been more robust than many had expected, the industry is still working to absorb excess service capacity. As this capacity is being consumed, we have seen labor and materials cost inflation in select product lines and basins. For most drilling-related product lines, with the demand growth we experienced this quarter, we believe we are on the cusp of a broader pricing recovery.
“As expected, our international revenues declined as a result of year-end sales not repeating, seasonal activity reductions, and price deterioration. The decline was more pronounced in the offshore markets as a result of ongoing customer spending reductions.
“Looking forward to the rest of the year, we believe that the North America onshore market will continue to grow and service capacity will continue to be absorbed. For international onshore markets, activity has bottomed and we expect it will remain stable, with a few pockets of modest growth. And, while we expect there to be headwinds offshore throughout the rest of 2017, we are winning in the right places, as evidenced by our recent tender awards.
“In closing, with regard to the pending GE Oil & Gas combination, I am pleased with the progress to date, and I am confident that the new Baker Hughes will be the provider of choice that can uniquely combine innovative physical and digital solutions to deliver the efficiency and productivity gains that customers are asking for. With the benefits and opportunities that this transaction will create for our customers, shareholders and employees, my expectations for what this transformational combination will achieve has continued to grow as we move closer to completing it in mid-2017.”

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Baker Hughes Announces First Quarter Results

2017 First Quarter Results
Revenue for the quarter was $2.3 billion, a decrease of $148 million, or 6%, sequentially. Compared to the same quarter last year, revenue declined $408 million, or 15%. The sequential decrease in revenue was driven primarily by the deconsolidation of the North America onshore pressure pumping business, lower revenue internationally, mainly related to non-recurring year-end product sales, seasonality and price deterioration, and reduced activity in the Gulf of Mexico. This decline was partially offset by activity growth in our North America onshore business, primarily in our well construction product lines.
On a GAAP basis, net loss attributable to Baker Hughes for the first quarter of 2017 was $129 million, or $0.30 per diluted share, compared to $417 million, or $0.98 per diluted share, in the fourth quarter of 2016, and $981 million, or $2.22 per diluted share, in the first quarter of 2016.
Adjusted net loss (a non-GAAP measure) for the quarter was $15 million, or $0.04 per diluted share. Adjusted net loss excludes adjustments totaling $114 million after tax, or $0.26 per diluted share, related to restructuring charges, asset impairments, and merger-related costs. A complete list of the adjusting items and associated reconciliation has been provided in Table 1a. Adjusted net loss includes an $84 million after-tax benefit, or $0.20 per diluted share, related to bad-debt recoveries in Ecuador as a result of receiving government-backed bonds in exchange for outstanding fully reserved invoices.
Adjusted EBITDA (a non-GAAP measure) was $309 million for the quarter, an increase of $43 million, or 16% sequentially, and up $201 million, or 186%, compared to the first quarter of 2016.
Cash flows used by operating activities were ($163) million for the first quarter of 2017, compared to $632 million in the fourth quarter of 2016, and ($99) million in the first quarter of 2016. Free cash flow (a non-GAAP measure) for the quarter was ($174) million, compared to $610 million in the fourth quarter of 2016, and ($103) million in the first quarter of 2016. The sequential decrease in cash flows was driven primarily by a tax refund in the U.S. of $415 million in the fourth quarter of 2016 and annual compensation-related payments in the first quarter of 2017.
For the quarter, capital expenditures were $87 million, down $19 million, or 18%, sequentially, and relatively flat compared to the first quarter of 2016. The sequential reduction in capital expenditures was attributable to reduced activity levels internationally and our continued focus on capital discipline. Depreciation and amortization expense for the quarter was $218 million, a decline of $27 million, or 11%, sequentially, and down $136 million, or 38%, compared to the same quarter last year. The sequential decline in depreciation and amortization expense was primarily driven by lower capital spending and the deconsolidation of the North America onshore pressure pumping business.
Corporate costs were $37 million in the quarter, compared to $19 million in the prior quarter and $32 million in the first quarter of 2016. The sequential increase in corporate costs was due primarily to a one-time $23-million investment gain recognized in the prior quarter.
Income tax expense was $47 million for the quarter, an effective tax rate of (57%), compared to (35%) in the fourth quarter of 2016. The negative effective tax rate was due primarily to the geographical mix of earnings and losses, which resulted in taxes in certain jurisdictions, including withholding and deemed profit taxes, exceeding the tax benefit from the losses in other jurisdictions due to valuation allowances provided in most loss jurisdictions.
North America
North America revenue of $712 million for the quarter decreased $63 million, or 8%, sequentially. The sequential decrease in revenue was driven by $83 million related to the deconsolidation of the North America onshore pressure pumping business and a steep activity decline in the Gulf of Mexico, partially offset by an increase in the U.S. onshore

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Baker Hughes Announces First Quarter Results

business and a seasonal activity uplift in Canada. Excluding the $83 million of onshore pressure pumping revenue from the fourth quarter results, North America revenue was up $20 million, or 3%, sequentially.
Operating loss before tax for the quarter was $23 million, a $63 million improvement compared to the prior quarter. The reduced losses were driven primarily by a $42-million benefit related to the deconsolidation of the North America onshore pressure pumping business and a $30-million inventory write-off in the prior quarter not repeating in the current quarter. As a result of the limited price recovery experienced in the market so far, incremental operating profit from the North America onshore revenue growth was more than offset by reduced profitability from the steep activity decline in the Gulf of Mexico. Also, the sharp onshore activity ramp up in North America has caused short-term supply chain challenges in certain product lines and basins, resulting in some labor and materials cost inflation.
Adjusted operating loss before tax (a non-GAAP measure), which excludes a $30-million inventory-related adjustment in the fourth quarter of 2016, improved $33 million, from $56 million in the prior quarter to $23 million in the first quarter of 2017.
Latin America
Latin America revenue of $201 million decreased $24 million, or 11%, sequentially. The decrease in revenue was driven mainly by activity declines across the region and year-end product sales not repeating.
Operating profit before tax for the first quarter was $84 million, an increase of $71 million, compared to $13 million in the prior quarter. The increase in profitability was mainly the result of $84 million of bad-debt recoveries in Ecuador due to obtaining government-backed bonds in exchange for fully reserved receivables. This was partially offset by reduced profitability from declined activity, particularly the higher-margin year-end product sales.
There were no adjusting items to the Latin America operating profit in the fourth quarter of 2016, or the first quarter of 2017.
Europe/Africa/Russia Caspian
Europe/Africa/Russia Caspian revenue of $461 million for the quarter decreased $29 million, or 6%, sequentially, primarily due to year-end product sales not repeating, seasonal activity reductions, mostly in the Russia Caspian area, and lower activity in West Africa, particularly Nigeria, as a result of labor union strikes.
Operating profit before tax for the quarter was $1 million, an increase of $20 million, compared to an operating loss before tax of $19 million in the prior quarter. Despite a reduction in revenue, profitability improved sequentially as a result of $14 million of foreign exchange losses in Egypt in the fourth quarter of 2016 not repeating and savings from ongoing cost reduction efforts in the region.
There were no adjusting items to this segment's operating profit in the fourth quarter of 2016, or the first quarter of 2017.
Middle East/Asia Pacific
Middle East/Asia Pacific revenue of $661 million for the quarter was down $26 million, or 4%, sequentially, driven primarily by year-end product sales in the fourth quarter of 2016 not repeating and the impact of additional price reductions in the region.

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Operating profit before tax for the first quarter was $72 million, a decrease in profitability of $19 million compared to $91 million in the prior quarter. The decrease in profitability was driven primarily by reduced revenue, mainly from the impact of pricing reductions, and $14 million of bad debt recoveries in fourth quarter of 2016 not repeating in first quarter of 2017.
There were no adjusting items to this segment's operating profit in the fourth quarter of 2016, or the first quarter of 2017.
Industrial Services
Industrial Services revenue of $227 million for the quarter decreased $6 million, or 3%, sequentially. The decrease in revenue was related mainly to a seasonal activity decline in the pipeline inspection business, and reduced activity in our downstream chemicals business resulting from lower refinery utilization.
Operating loss before tax for the quarter was $6 million, a decrease of $17 million, compared to an operating profit before tax of $11 million in the prior quarter. The decrease in profitability was driven by an unfavorable mix of revenue and the seasonal activity decline. Profitability also was negatively impacted by mobilization costs for upcoming projects and other one-time expenses.
There were no adjusting items to the Industrial Services operating profit in the fourth quarter of 2016, or the first quarter of 2017.
___________________________________________________________________________________________
Please see Tables 1a and 1b for a reconciliation of GAAP to non-GAAP financial measures. A reconciliation of net income (loss) attributable to Baker Hughes to Adjusted EBITDA is provided in Table 2. Supplemental segment financial information for revenue, adjusted operating profit (loss) before tax (a non-GAAP measure), and adjusted operating profit before tax margin is provided in Table 5. Free cash flow is defined as net cash flows provided by (used in) operating activities less expenditures for capital assets plus proceeds from disposal of assets.

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Consolidated Condensed Statements of Income (Loss)

	Three Months Ended
	March 31,		December 31,
(In millions, except per share amounts)	2017	2016	2016
Revenue	$2,262	$2,670	$2,410
Costs and expenses:
Cost of revenue	1,888	2,658	2,144
Research and engineering	99	102	92
Marketing, general and administrative	184	207	183
Impairment and restructuring charges	90	160	145
Merger and related costs	31	102	19
Total costs and expenses	2,292	3,229	2,583
Operating loss	(30)	(559)	(173)
Loss on sale of business interest	—	—	(97)
Interest expense, net	(35)	(55)	(36)
Loss before income tax and equity in loss of affiliate	(65)	(614)	(306)
Equity in loss of affiliate	(18)	—	—
Income tax provision	(47)	(367)	(107)
Net loss	(130)	(981)	(413)
Net (income) loss attributable to noncontrolling interests	1	—	(4)
Net loss attributable to Baker Hughes	$(129)	$(981)	$(417)

Basic and diluted loss per share attributable to Baker Hughes	$(0.30)	$(2.22)	$(0.98)

Weighted average shares outstanding, basic and diluted	429	442	427

Depreciation and amortization expense	$218	$354	$245
Capital expenditures	$87	$86	$106

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Consolidated Condensed Balance Sheets

	March 31,	December 31,
(In millions)	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$4,222	$4,572
Accounts receivable - less allowance for doubtful accounts (2017 - $396, 2016 - $509)	2,162	2,251
Inventories, net	1,907	1,809
Other current assets	673	535
Total current assets	8,964	9,167
Property, plant and equipment, net	4,128	4,271
Goodwill	4,090	4,084
Intangible assets, net	294	318
Other assets	1,200	1,194
Total assets	$18,676	$19,034
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$1,088	$1,027
Short-term debt and current portion of long-term debt	134	132
Accrued employee compensation	420	566
Other accrued liabilities	488	579
Total current liabilities	2,130	2,304
Long-term debt	2,884	2,886
Deferred income taxes and other tax liabilities	334	328
Long-term liabilities	777	779
Equity	12,551	12,737
Total liabilities and equity	$18,676	$19,034

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Consolidated Condensed Statements of Cash Flows

	Three Months Ended March 31,
(In millions)	2017	2016
Cash flows from operating activities:
Net loss	$(130)	$(981)
Adjustments to reconcile net loss to net cash flows from operating activities:
Depreciation and amortization	218	354
Impairment of assets	19	118
Other noncash items	(87)	404
Working capital and other	(183)	6
Net cash flows used in operating activities	(163)	(99)
Cash flows from investing activities:
Expenditures for capital assets	(87)	(86)
Proceeds from disposal of assets	76	82
Proceeds from maturities of investment securities	3	202
Purchases of investment securities	(68)	(137)
Net cash flows provided by (used in) investing activities	(76)	61
Cash flows from financing activities:
Net repayments of short-term debt and other borrowings	(6)	(5)
Dividends	(74)	(74)
Other	(32)	(16)
Net cash flows used in financing activities	(112)	(95)
Effect of foreign exchange rate changes on cash and cash equivalents	1	1
Decrease in cash and cash equivalents	(350)	(132)
Cash and cash equivalents, beginning of period	4,572	2,324
Cash and cash equivalents, end of period	$4,222	$2,192

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Table 1a: Reconciliation of GAAP and Non-GAAP Net Loss
The following table reconciles net loss attributable to Baker Hughes, which is the directly comparable financial result determined in accordance with Generally Accepted Accounting Principles (GAAP), to adjusted net loss1 (a non-GAAP financial measure). Adjusted net loss excludes identified items with respect to 2016 and 2017 as disclosed below:

	Three Months Ended
	March 31,		December 31,
(In millions, except per share amounts)	2017	2016	2016
Net loss attributable to Baker Hughes (GAAP)	$(129)	$(981)	$(417)
Identified item:
Impairment and restructuring charges[2]	90	160	145
Merger and related costs[3]	31	102	19
Inventory adjustment[4]	—	—	30
Loss on sale of business interest[5]	—	—	97
Loss on firm purchase commitment[6]	—	51	—
Total identified items	121	313	291
Income tax on identified items[7]	(7)	(33)	—
Identified items, net of income tax	114	280	291
Adjusted net loss (non-GAAP)[1]	$(15)	$(701)	$(126)

Basic and diluted loss per share attributable to Baker Hughes (GAAP)	$(0.30)	$(2.22)	$(0.98)
Adjusted basic and diluted loss per share attributable to Baker Hughes (non-GAAP)	$(0.04)	$(1.58)	$(0.30)

1
Adjusted net loss is a non-GAAP measure comprised of net loss attributable to Baker Hughes, excluding the impact of certain identified items. The Company believes that adjusted net loss is useful to investors because it is a consistent measure of the underlying results of the Company’s business. Furthermore, management uses adjusted net loss as a measure of the performance of the Company’s operations.

2	Impairment and restructuring charges associated with asset impairments, workforce reductions, facility closures, and contract terminations.
3	Merger and related costs recorded in 2017 and 2016.
4	Inventory adjustments include costs to write off and dispose of certain excess inventory.
5	Loss on sale of a majority interest in the North America onshore pressure pumping business.
6	Loss on firm commitment was recorded in North America during the first quarter of 2016.
7	Represents the tax effect of the aggregate identified items, generally based on statutory tax rates, offset by valuation allowances and the benefits of certain tax credits.

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Table 1b: Reconciliation of GAAP and Non-GAAP Financial Measures
The following table reconciles net cash flows provided by operating activities, which is the directly comparable financial result determined in accordance with Generally Accepted Accounting Principles (GAAP), to free cash flow (a non-GAAP financial measure). Free cash flow is defined as net cash flows provided by (used in) operating activities less expenditures for capital assets plus proceeds from disposal of assets. Management is providing this measure because it believes that such measure is a widely accepted financial indicator used by investors and analysts to analyze and compare companies on the basis of liquidity. Free cash flow does not represent the residual cash flow available for discretionary expenditures.

	Three Months Ended
	March 31,		December 31,
(In millions)	2017	2016	2016
Cash flows from operating activities:
Net loss	$(130)	$(981)	$(413)
Adjustments to reconcile net loss to net cash flows from operating activities:
Depreciation and amortization	218	354	245
Impairment of assets	19	118	30
Other noncash items	(87)	404	211
Working capital and other	(183)	6	559
Net cash flows provided by (used in) operating activities (GAAP)	(163)	(99)	632

Expenditures for capital assets	(87)	(86)	(106)
Proceeds from disposal of assets	76	82	84
Free cash flow (Non-GAAP)	$(174)	$(103)	$610

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Table 2: Calculation of EBIT, EBITDA, and Adjusted EBITDA1

	Three Months Ended
	March 31,		December 31,
(In millions)	2017	2016	2016
Net loss attributable to Baker Hughes	$(129)	$(981)	$(417)
Net income (loss) attributable to noncontrolling interests	(1)	—	4
Income tax provision	47	367	107
Equity in loss of affiliate	18	—	—
Loss before income tax and equity in loss of affiliate	(65)	(614)	(306)
Interest expense, net	35	55	36
Loss before interest and taxes (EBIT)[1]	(30)	(559)	(270)
Depreciation and amortization expense	218	354	245
Earnings (loss) before interest, taxes, depreciation and amortization (EBITDA)[1]	188	(205)	(25)
Adjustments to EBITDA:
Impairment and restructuring charges[2]	90	160	145
Merger and related costs[3]	31	102	19
Inventory adjustments[4]	—	—	30
Loss on sale of business interest[5]	—	—	97
Loss on firm purchase commitment[6]	—	51	—
Adjusted EBITDA[1]	$309	$108	$266

1
EBIT, EBITDA, and Adjusted EBITDA (as defined in the calculations above) are non-GAAP measures. Management is providing these measures because it believes that such measures are widely accepted financial indicators used by investors and analysts to analyze and compare companies on the basis of operating performance.

2	Impairment and restructuring charges associated with asset impairments, workforce reductions, facility closures, and contract terminations.
3	Merger and related costs recorded in 2017 and 2016.
4	Inventory adjustments include costs to write off and dispose of certain excess inventory.
5	Loss on sale of a majority interest in the North America onshore pressure pumping business.
6	Loss on firm commitment was recorded in North America during the first quarter of 2016.

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Table 3: Segment Revenue, Operating Profit (Loss) Before Tax, and Operating Profit Before Tax Margin1

	Three Months Ended
	March 31,		December 31,
(In millions)	2017	2016	2016
Segment Revenue
North America	$712	$819	$775
Latin America	201	277	225
Europe/Africa/Russia Caspian	461	611	490
Middle East/Asia Pacific	661	718	687
Industrial Services	227	245	233
Total Operations	$2,262	$2,670	$2,410
Operating Profit (Loss) Before Tax
North America	$(23)	$(225)	$(86)
Latin America	84	(66)	13
Europe/Africa/Russia Caspian	1	(19)	(19)
Middle East/Asia Pacific	72	49	91
Industrial Services	(6)	(4)	11
Total Operations	128	(265)	10
Corporate and Other Profit (Loss) Before Tax
Corporate	(37)	(32)	(19)
Loss on sale of business interest	—	—	(97)
Interest expense, net	(35)	(55)	(36)
Impairment and restructuring charges	(90)	(160)	(145)
Merger and related costs	(31)	(102)	(19)
Corporate, net interest and other	(193)	(349)	(316)
Loss Before Income Tax and Equity in Loss of Affiliate	$(65)	$(614)	$(306)
Operating Profit Before Tax Margin[1]
North America	(3.2)%	(27.5)%	(11.1)%
Latin America	41.8%	(23.8)%	5.8%
Europe/Africa/Russia Caspian	0.2%	(3.1)%	(3.9)%
Middle East/Asia Pacific	10.9%	6.8%	13.2%
Industrial Services	(2.6)%	(1.6)%	4.7%
Total Operations	5.7%	(9.9)%	0.4%

1
Operating profit before tax margin is a non-GAAP measure defined as operating profit (loss) before tax divided by revenue. Management uses the operating profit before tax margin because it believes it is a widely accepted financial indicator used by investors and analysts to analyze and compare companies on the basis of operating performance.

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Table 4: Adjustments to Segment Operating Profit (Loss) Before Tax1,4

Three Months Ended
	March 31,	December 31,
(In millions)	2016[3]	2016[2]
Adjustments to Operating Profit (Loss) Before Tax[1]
North America	$51	$30
Latin America	—	—
Europe/Africa/Russia Caspian	—	—
Middle East/Asia Pacific	—	—
Industrial Services	—	—
Total	$51	$30

1
The Company believes that adjusting these identified items from the segment operating profit (loss) before tax provides investors and analysts a measure to compare companies more consistently on the basis of operating performance.

2	Inventory adjustments to write off and dispose of certain excess inventory.
3	Firm purchase commitment loss recorded in the first quarter of 2016. During the second quarter of 2016, we reached a settlement with a third party and the loss was reversed.
4	There were no items identified requiring adjustment to our segments in the first quarter of 2017.

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Table 5: Supplemental Segment Financial Information Excluding Certain Identified Items

The following table contains non-GAAP measures of adjusted operating profit (loss) before tax and adjusted operating profit before tax margin, which excludes identified items in Table 4:

	Three Months Ended
	March 31,		December 31,
(In millions)	2017	2016	2016
Segment Revenue
North America	$712	$819	$775
Latin America	201	277	225
Europe/Africa/Russia Caspian	461	611	490
Middle East/Asia Pacific	661	718	687
Industrial Services	227	245	233
Total Operations	$2,262	$2,670	$2,410
Adjusted Operating Profit (Loss) Before Tax[1]
North America	$(23)	$(174)	$(56)
Latin America	84	(66)	13
Europe/Africa/Russia Caspian	1	(19)	(19)
Middle East/Asia Pacific	72	49	91
Industrial Services	(6)	(4)	11
Total Operations	128	(214)	40
Corporate	(37)	(32)	(19)
Total	$91	$(246)	$21
Adjusted Operating Profit Before Tax Margin[1]
North America	(3.2)%	(21.2)%	(7.2)%
Latin America	41.8%	(23.8)%	5.8%
Europe/Africa/Russia Caspian	0.2%	(3.1)%	(3.9)%
Middle East/Asia Pacific	10.9%	6.8%	13.2%
Industrial Services	(2.6)%	(1.6)%	4.7%
Total Operations	5.7%	(8.0)%	1.7%

1
Adjusted operating profit (loss) before tax is a non-GAAP measure defined as Loss (Profit) Before Income Tax and Equity in Loss of Affiliate less interest expense and identified items as shown on Table 2. Adjusted operating profit before tax margin is a non-GAAP measure defined as adjusted operating profit (loss) before tax divided by revenue. Management uses each of these measures because it believes they are widely accepted financial indicators used by investors and analysts to analyze and compare companies on the basis of operating performance and that these measures may be used by investors to make informed investment decisions.

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Innovations to Earnings
The following section provides operational and technical highlights outlining the successes aligned to our strategy.
Efficient Well Construction

Baker Hughes launches industry’s first adaptive drill bit. The TerrAdapt™ adaptive drill bit adjusts to downhole conditions autonomously to enable smoother, faster drilling and extend tool life. This revolutionary technology is already demonstrating its value in plays such as the Permian Basin. On a recent run, the TerrAdapt™ bit increased a customer’s rate of penetration by 27 percent compared to the average rate of penetration on offset wells drilled through the same formations. The bit reduced torque variations by 90 percent, dramatically reducing stick-slip, enabling the operator to drill 27 percent farther and use significantly less energy than on the nearby wells drilled with traditional polycrystalline diamond compact bits.

Kymera™ XTreme Life hybrid drill bit saves customer $10 million in deepwater Gulf of Mexico. As part of a joint venture with multiple services providers, Baker Hughes collaborated with a major operator to develop a fit-for-purpose hybrid bit that included a specialized bearing package to drill 14,039 ft of salt, shale, and sands. The operator drilled through the salt and sub-salt intervals in one run, saving an estimated 10 days of rig time, or $10 million, compared to the drilling plan. Kymera™ bits have a track record for drilling faster and smoother wells through salt and subsalt formations.

Baker Hughes receives recognition by major operator for setting drilling record using its AutoTrak™ eXact rotary steerable system in the North Sea. An operator drilling a deep, development well required a clearer understanding of the reservoir to precisely drill and place the 8,202-ft horizontal section at measured depth beyond 23,622 ft as quickly as possible. Baker Hughes deployed an integrated drilling system comprising the AutoTrak™ eXact rotary steerable system, Talon™ Force polycrystalline diamond compact bits, CoPilot™ real-time drilling optimization service for drilling dynamics management, and a suite of complex logging-while-drilling tools for real-time formation evaluation. The system delivered record results for the field by drilling an 8,848 ft horizontal section in one fast run.

Baker Hughes drills mile-a-day wells and sets an industry record in the Marcellus with its AutoTrak™ Curve rotary steerable system. The company partnered with an Appalachian operator to help meet its goal of drilling a “mile a day,” or 5,280 ft in a 24-hour period. Using its AutoTrak™ Curve rotary steerable system with Talon™ Force polycrystalline diamond compact bits, Baker Hughes drilled four mile-a-day wells in the first quarter and set an industry record for the Marcellus by drilling 7,380 ft in 24 hours. This is yet another achievement in Baker Hughes’ track record of delivering fast, reliable drilling services in the northeast United States.

Baker Hughes wins largest portion of multi-year contract for major operator in Mexico. Baker Hughes will provide integrated drilling, completions, and workover services for an important shallow-water development in offshore Mexico. The contract is scoped for 30 months, with the option for extensions, and represents the largest project awarded in the Marine region in Mexico.

Baker Hughes wins contracts for multiple product lines in offshore Australia. The company will provide completions, wellbore intervention, drilling and completion fluids, wireline services, cased-hole logging, surface logging services, and drill bits for a subsea development project in Western Australia. The full-scope completions award includes upper and lower completions, wellbore monitoring, fishing, and cleanup services. Work is expected to commence in the fourth quarter of 2017.

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Baker Hughes displaces competitor with multi-million dollar drilling services award from major operator in Oman. The award includes directional drilling, measurement-while-drilling, and logging-while-drilling services, which had been provided by a competitor since 2011. Baker Hughes is now the leading drilling services and drilling fluids provider for the operator. This win solidifies the company’s position as a market leader for drilling services in Oman.

Baker Hughes wins multi-million-dollar completions contracts for several operators in Qatar. The major multi-year completions contracts bolster the company’s position as the leading completions provider for one operator. Baker Hughes also displaced a long-standing competitor for another operator’s liner hanger business, becoming its single liner hanger provider.

Baker Hughes wins significant three-year contract to provide wireline services for major operator in the North Sea. This award expands the company’s operational footprint for high-temperature/high-pressure openhole wireline services in the U.K. sector of the North Sea. Under the contract, which reflects a clear recognition of the company’s operational and technical strengths in this market sector, Baker Hughes will provide its FTeX™ advanced formation pressure testing service, RCX™ sentinel sampling service, and NAUTILUS™ Ultra logging services and other wireline services for the duration of the contract.

Baker Hughes deploys suite of wireline technologies to help Gulf of Mexico operator characterize a complex reservoir. The company provided several formation evaluation technologies to help the customer gain a clearer understanding of the subsurface and reserve potential. The Baker Hughes FTeX™ advanced formation pressure testing service took more than 30 pressure measurements, RCX Sentinel™ sampling service collected over 18 liters of downhole fluid samples, and the MaxCOR™ coring service recovered 59 high-quality cores, all without any non-productive time. The customer declared this as the best wireline run it has ever had in the Gulf of Mexico.

Multistage fracturing service enables first-ever 15-stage deepwater completion in the Gulf of Mexico, demonstrates potential for significant OPEX savings. Last year, an operator facing lengthy and costly completion operations contacted Baker Hughes about exploring a radically new approach to conventional completion and stimulation processes. Leveraging tools and techniques it had perfected in onshore unconventional wells, Baker Hughes developed the industry’s first openhole deepwater multistage fracturing service and recently deployed it on a 25,000-ft Lower Tertiary well. Using ball-activated sleeves and patented flowback control technology, the service enabled treatment of an unprecedented number of stages in a fast, simple operation. Casing and cementing operations were eliminated, fluid logistics were simplified, lower completion operations were significantly accelerated, and several days were saved during the upper completion phase. By shortening and even eliminating entire steps of the conventional approach, Baker Hughes saved the operator an estimated 25 days rig time and $40 million.

TORPEDO™ composite frac plug offers shortest millout times in industry. On a recent 33-stage job in Hughes County, Oklahoma, the new TORPEDO™ plug easily doubled run-in speeds and reduced plug millout time from an industry average of fifteen minutes to only three, cutting coiled-tubing intervention time by 80%. Unlike designs of previous plug generations and current competitor offerings, the new TORPEDO™ plug uses only a single set of slips versus the conventional two sets, and has a more compact design so it can be milled out in less time. The plug is also more robust and can withstand downhole vibrations and impacts during run-in, allowing it to be safely deployed at speeds up to 600 ft/min (183 m/min) with significantly less risk of presetting. By switching over to the TORPEDO™ plug, this operator was able to reduce its overall plug-and-perf costs and accelerate the startup of production.

Baker Hughes wins large well intervention contract in North Africa. The company will apply the Mastodon™ hydraulic pulling tool for efficient and affordable removal of existing stuck liners. This application opens up an opportunity to participate in a larger intervention campaign of over 50 prospect wells over the next several years.

Baker Hughes cementing successes continue in United Arab Emirates. The company completed its third successful Seahawk™ cement unit installation for an operator in the United Arab Emirates as part of a recent three-plus-two-year

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contract award. Baker Hughes also cemented the operator’s deepest-ever 7-in. liner in a highly deviated well, which was cemented to a depth in excess of 19,000 ft and successfully completed to a depth of 24,000 ft. The Baker Hughes team was recognized by the operator for their work on the project.
Optimizing Well Production and Increasing Ultimate Recovery

Baker Hughes triples production for operator in the North Sea. An operator was facing production problems due to inefficient fluid placement across the long, perforated intervals that ranged from 700 to 1200 ft. Baker Hughes deployed its REAL Acid DivertTM temporary non-damaging diverting agent to enhance near-wellbore diversion and stimulate zones that were missed previously, thereby tripling the production of the well.

Baker Hughes installs first TransCoil™ rigless-deployed electrical submersible pump system in the Khurais Field in Saudi Arabia. Developed in partnership with Saudi Aramco, this next-generation, coiled tubing-deployed electrical submersible pump (ESP) system eliminates the need for a rig to install and retrieve ESPs–dramatically reducing intervention costs and downtime. The first system installation was accomplished in nearly half the time of a standard, rig-based operation. Even greater deployment efficiencies are expected on future installations.

Baker Hughes becomes exclusive artificial lift provider for key operator in the Permian Basin. An operator was experiencing reliability challenges with its current electrical submersible pump (ESP) systems, so Baker Hughes proposed a solution that would improve the operator’s observed run times and that had potential to save the customer more than $10 million in 2017 alone. The operator quickly awarded Baker Hughes an exclusive contract to provide its ESPs in over 65 wells in 2017, with a chance to expand the contract. Baker Hughes continues to execute on its high-growth mission for artificial lift in the Permian basin.

Baker Hughes receives major contract award for offshore pipeline project in Mexico. The company’s Process and Pipeline Services product line will provide pipeline pre-commissioning services on two sections of 42-in. gas transmission pipeline offshore Mexico, spanning more than 400 miles. The customer, a major global subsea construction company, selected Baker Hughes based on previous global performance, local support, delivery, and technology.

Baker Hughes wins ultradeepwater chemicals contract in Africa. The company has been awarded a three-year contract to supply production chemicals for an ultradeepwater field. Baker Hughes was selected based on clear product differentiation in the deepwater market.

Baker Hughes wins three-year contract for two crude units at a refinery in Latin America. Baker Hughes was selected as the sole provider of chemicals and services for the two crude units. The company was chosen because of its differentiating technology–TOPGUARD™ overhead corrosion control program-strong technical support, and a proven track record for addressing desalting/corrosion issues.
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Supplemental Financial Information
Supplemental financial information can be found on the Company’s website at: www.bakerhughes.com/investor in the Financial Information section under Quarterly Results.
Conference Call and Webcast
The Company has scheduled an investor conference call to discuss management’s outlook and the results reported in today’s earnings announcement. The call will begin at 8:30 a.m. Eastern time, 7:30 a.m. Central time on Tuesday, April 25, 2017, the content of which is not part of this earnings release. A slide presentation providing summary financial and statistical information that will be discussed on the call will also be posted to the Company’s website and available for real-time viewing at www.bakerhughes.com/investor. The conference call will be broadcast live via a webcast and

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can be accessed by visiting the Events and Presentations page on the Company’s website at:www.bakerhughes.com/investor. An archived version of the webcast will be available on the website through the end of June, 2017.
Additional Information and Where to Find It
In connection with the proposed transaction between GE and Baker Hughes, on March 29, 2017, the new NYSE listed corporation (Bear Newco, Inc. or “Newco”) filed with the SEC a registration statement on Form S-4 containing a preliminary combined proxy statement/prospectus of Newco and Baker Hughes (the “Preliminary Combined Proxy Statement/Prospectus”). The registration statement has not yet become effective. After the registration statement is declared effective by the SEC, Newco will file with the SEC a definitive combined proxy statement/prospectus (the “Combined Proxy Statement/Prospectus”) and Baker Hughes will mail the Combined Proxy Statement/Prospectus to its stockholders and file other documents regarding the proposed transaction with the SEC. This communication is not a substitute for any proxy statement, registration statement, proxy statement/prospectus or other documents Baker Hughes and/or Newco may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE PRELIMINARY COMBINED PROXY STATEMENT/PROSPECTUS, ANY AMENDMENTS OR SUPPLEMENTS TO THE PRELIMINARY COMBINED PROXY STATEMENT/PROSPECTUS, THE COMBINED PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND OTHER DOCUMENTS FILED BY BAKER HUGHES OR NEWCO WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION, BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders are able to obtain free copies of the Preliminary Combined Proxy Statement/Prospectus and other documents filed with the SEC by Baker Hughes and/or Newco through the website maintained by the SEC at www.sec.gov. Investors and security holders will also be able to obtain free copies of the documents filed by Newco and/or Baker Hughes with the SEC on Baker Hughes’ website at http://www.bakerhughes.com or by contacting Baker Hughes Investor Relations at alondra.oteyza@bakerhughes.com or by calling +1-713-439-8822.
No Offer or Solicitation
This communication is for informational purposes only and not intended to and does not constitute an offer to subscribe for, buy or sell, the solicitation of an offer to subscribe for, buy or sell or an invitation to subscribe for, buy or sell any securities or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.
Participants in the Solicitation
GE, Baker Hughes, Newco, their respective directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the Combined Proxy Statement/Prospectus and other relevant materials when it is filed with the SEC. Information regarding the directors and executive officers of GE is contained in GE’s proxy statement for its 2017 annual meeting of stockholders, filed with the SEC on March 8, 2017, its Annual Report on Form 10-K for the year ended December 31, 2016, which was filed with the SEC on February 24, 2017, and certain of its Current Reports filed on Form 8-K. Information regarding the directors and executive officers of Baker Hughes is contained in Baker Hughes’ proxy statement for its 2017 annual meeting of stockholders, filed with the SEC on March 9, 2017, its Annual Report on Form 10-K for the year ended December 31, 2016, which was filed with the SEC on February 8, 2017, and certain of its Current Reports filed on Form 8-K. These documents can be obtained free of charge from the sources indicated above.

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Caution Concerning Forward-Looking Statements
This communication contains “forward-looking” statements as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995, including statements regarding the proposed transaction between GE and Baker Hughes.  All statements, other than historical facts, including statements regarding the expected timing and structure of the proposed transaction; the ability of the parties to complete the proposed transaction considering the various closing conditions; the expected benefits of the proposed transaction such as improved operations, enhanced revenues and cash flow, synergies, growth potential, market profile, customers’ business plans and financial strength; the competitive ability and position of the combined company following completion of the proposed transaction, including the projected impact on GE’s earnings per share; oil and natural gas market conditions; costs and availability of resources; legal, economic and regulatory conditions; and any assumptions underlying any of the foregoing, are forward-looking statements.  Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue,” “target” or other similar words or expressions.  Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements.  The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved.  Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) that one or more closing conditions to the transaction, including certain regulatory approvals, may not be satisfied or waived, on a timely basis or otherwise, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the proposed transaction, may require conditions, limitations or restrictions in connection with such approvals or that the required approval by the stockholders of Baker Hughes may not be obtained; (2) the risk that the proposed transaction may not be completed in the time frame expected by GE or Baker Hughes, or at all; (3) unexpected costs, charges or expenses resulting from the proposed transaction; (4) uncertainty of the expected financial performance of the combined company following completion of the proposed transaction; (5) failure to realize the anticipated benefits of the proposed transaction, including as a result of delay in completing the proposed transaction or integrating the businesses of GE, Baker Hughes and Newco; (6) the ability of the combined company to implement its business strategy; (7) difficulties and delays in achieving revenue and cost synergies of the combined company; (8) inability to retain and hire key personnel; (9) the occurrence of any event that could give rise to termination of the proposed transaction; (10) the risk that stockholder litigation in connection with the proposed transaction or other settlements or investigations may affect the timing or occurrence of the contemplated merger or result in significant costs of defense, indemnification and liability; (11) evolving legal, regulatory and tax regimes; (12) changes in general economic and/or industry specific conditions, including oil price changes; (13) actions by third parties, including government agencies; and (14) other risk factors as detailed from time to time in GE’s and Baker Hughes’ reports filed with the SEC, including GE’s and Baker Hughes’ annual report on Form 10-K, periodic quarterly reports on Form 10-Q, periodic current reports on Form 8-K and other documents filed with the SEC. The foregoing list of important factors is not exclusive.
Any forward-looking statements speak only as of the date of this communication. Neither GE nor Baker Hughes undertakes any obligation to update any forward-looking statements, whether as a result of new information or development, future events or otherwise, except as required by law.  Readers are cautioned not to place undue reliance on any of these forward-looking statements.
Our expectations regarding our business outlook and business plans; the business plans of our customers; oil and natural gas market conditions; cost and availability of resources; economic, legal and regulatory conditions, and other matters are only our forecasts regarding these matters.

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These forward-looking statements, including forecasts, may be substantially different from actual results, which are affected by many risks including the impact of our pending transaction with General Electric Company (“GE”), along with the following risk factors and the timing of any of these risk factors:
The pending transaction between Baker Hughes and GE - that one or more closing conditions to the transaction, including certain regulatory approvals, may not be satisfied or waived, on a timely basis or otherwise, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the proposed transaction, may require conditions, limitations or restrictions in connection with such approvals or that the required approval by the stockholders of Baker Hughes may not be obtained; the risk that the proposed transaction may not be completed in the time frame expected by GE or Baker Hughes, or at all; unexpected costs, charges or expenses resulting from the proposed transaction; uncertainty of the expected financial performance of the combined company following completion of the proposed transaction; failure to realize the anticipated benefits of the proposed transaction, including as a result of delay in completing the proposed transaction or integrating the applicable businesses; the ability of the combined company to implement its business strategy; difficulties and delays in achieving revenue and cost synergies of the combined company; inability to retain and hire key personnel; the occurrence of any event that could give rise to termination of the proposed transaction; the risk that stockholder litigation in connection with the proposed transaction or other settlements or investigations may affect the timing or occurrence of the contemplated transaction or result in significant costs of defense, indemnification and liability.
Restructuring activities - the ability to successfully implement and adjust the restructuring activities and achieve their intended results, including the success of our North America land pressure pumping business venture.
Economic and political conditions - the impact of worldwide economic conditions; the effect that declines in credit availability may have on worldwide economic growth and demand for hydrocarbons; the ability of our customers to finance their exploration and development plans, coupled with their liquidity constraints; foreign currency exchange fluctuations and changes in the capital markets in locations where we operate; and the impact of government disruptions.
Impact of Britain’s vote to leave the European Union - Their vote in late June 2016 to leave the European Union could impact our local operations in the United Kingdom as well as the global economy.

Oil and gas market conditions - the level of petroleum industry exploration, development and production expenditures; the price of, volatility in pricing of, and the demand for crude oil and natural gas; drilling activity; drilling permits for and regulation of the shelf and the deepwater drilling; excess productive capacity; crude and product inventories; LNG supply and demand; seasonal and other adverse weather conditions that affect the demand for energy; severe weather conditions, such as tornadoes and hurricanes, that affect exploration and production activities; Organization of Petroleum Exporting Countries (“OPEC”) policy and the adherence by OPEC nations to their OPEC production quotas.
Terrorism and geopolitical risks - war, military action, terrorist activities or extended periods of international conflict, particularly involving any petroleum-producing or consuming regions; labor disruptions, civil unrest or security conditions where we operate; expropriation of assets by governmental action; cybersecurity risks and cyber incidents or attacks; epidemic outbreaks.
Price, market share, contract terms, and customer payments - our ability to obtain market prices for our products and services; the ability of our competitors to capture market share; our ability to retain or increase our market share; changes in our strategic direction; the effect of industry capacity relative to demand for the markets in which we participate; our ability to negotiate acceptable terms and conditions with our customers, especially national oil companies, to successfully execute these contracts, and receive payment in accordance with the terms of our contracts with our customers; our ability to manage warranty claims and improve performance and quality; our ability to effectively manage our commercial agents.
Costs and availability of resources - our ability to manage the costs, availability, distribution and/or delivery of sufficient raw materials and components (especially steel alloys, chromium, copper, carbide, lead, nickel, titanium, beryllium,

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barite, synthetic and natural diamonds, sand, gel, chemicals, and electronic components); our ability to manage energy-related costs; our ability to manage compliance-related costs; our ability to recruit, train and retain the skilled and diverse workforce necessary to meet our business needs and manage the associated costs; the effect of manufacturing and subcontracting performance and capacity; the availability of essential electronic components used in our products; the effect of competition, particularly our ability to introduce new technology on a forecasted schedule and at forecasted costs; potential impairment of assets; unanticipated changes in the levels of our capital expenditures; the need to replace any unanticipated losses in capital assets; labor-related actions, including strikes, slowdowns and facility occupations; our ability to maintain information security.
Litigation and changes in laws or regulatory conditions - the potential for litigation or proceedings and our ability to obtain adequate insurance on commercially reasonable terms; the administrative, legislative, regulatory and business environment in the U.S. and other countries in which we operate; outcome of government and legal proceedings, as well as costs arising from compliance and ongoing or additional investigations in any of the countries where the Company does business; new laws, regulations and policies that could have a significant impact on the future operations and conduct of all businesses; laws, regulations or restrictions on hydraulic fracturing; any restrictions on new or ongoing offshore drilling or permit and operational delays or program reductions as a result of the regulations in the Gulf of Mexico and other areas of the world; changes in export control laws or exchange control laws; the discovery of new environmental remediation sites; changes in environmental regulations; the discharge of hazardous materials or hydrocarbons into the environment; restrictions on doing business in countries subject to sanctions; customs clearance procedures; changes in accounting standards; changes in tax laws or tax rates in the jurisdictions in which we operate; resolution of tax assessments or audits by various tax authorities; and the ability to fully utilize our tax loss carry forwards and tax credits.
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Baker Hughes is a leading supplier of oilfield services, products, technology, and systems to the worldwide oil and natural gas industry. The Company’s 32,000 employees today work in more than 80 countries helping customers find, evaluate, drill, produce, transport, and process hydrocarbon resources. For more information about Baker Hughes, visit: www.bakerhughes.com.